FOR RELEASE
July 24, 2014

Contacts: Rob Stewart                            Media Contact: Adam Handelsman
Investor Relations                            President & Founder
Tel (949) 480-8300                            SpecOps Communications
Fax (949) 480-8301                            (212) 518-7721
adam@specopscomm.com

ACACIA RESEARCH REPORTS
SECOND QUARTER FINANCIAL RESULTS
AND ANNOUNCES PAYMENT OF QUARTERLY DIVIDEND

Newport Beach, Calif. - (BUSINESS WIRE) - July 24, 2014 - Acacia Research Corporation(1) (Nasdaq: ACTG) today reported results for the three months ended June 30, 2014.

•	Revenues in the second quarter of 2014 were $50,076,000, as compared to $23,110,000 in the comparable prior year quarter.

•	Revenues for the six months ended June 30, 2014 were $62,654,000, as compared to $99,971,000 in the comparable prior year period.

•
GAAP net loss in the second quarter of 2014 was $12,949,000, or $0.27 per diluted share, as compared to a GAAP net loss of $12,503,000, or $0.26 per diluted share for the comparable prior year quarter.

•
Non-GAAP net income in the second quarter of 2014 was $7,886,000, or $0.16 per diluted share, as compared to a non-GAAP net loss of $2,707,000, or $0.06 per diluted share for the comparable prior year quarter. See below for information regarding non-GAAP measures.

•	During the second quarter of 2014 we invested in a patent portfolio related to high speed digital display interface technology.

•	Cash and cash equivalents and investments totaled $220,838,000 as of June 30, 2014.

Approval of Quarterly Dividend. Acacia Research Corporation also announced today that its Board of Directors has approved a quarterly cash dividend, payable in the amount of $0.125 per share, which will be paid on August 31, 2014, to shareholders of record at the close of business on August 4, 2014. Future cash dividends are expected to be paid on a quarterly basis and will be at the discretion of the Board of Directors.

Consolidated Financial Results - Overview
Financial highlights and operating activities during the periods presented included the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenues (in thousands)	$50,076	$23,110	$62,654	$99,971
Net loss (in thousands)	$(12,949)	$(12,503)	$(37,370)	$(7,390)
Non-GAAP net income (loss) (in thousands)	$7,886	$(2,707)	$2,702	$22,566
Diluted loss per share	$(0.27)	$(0.26)	$(0.78)	$(0.16)
Non-GAAP net earnings (loss) per common share - diluted	$0.16	$(0.06)	$0.05	$0.46
New agreements executed	15	43	35	72
Licensing and enforcement programs generating revenues	16	28	31	40
Licensing and enforcement programs with initial revenues	4	3	7	14
New patent portfolios	1	7	4	16

As of June 30, 2014, trailing twelve-month revenues were as follows (in thousands):

As of Date:	Trailing Twelve -Month Revenues	% Change

June 30, 2014	$93,239	41%
March 31, 2014	$66,273	(49)%
December 31, 2013	$130,556	—%

Summary Financial Results
For the Three Months Ended June 30, 2014 and 2013

Revenues (in thousands):

	Three Months Ended June 30,		Change
	2014	2013	$	%

Revenues	$50,076	$23,110	$26,966	117%

New revenue agreements	15	43	—	—
Licensing and enforcement programs generating revenues	16	28	—	—
Licensing and enforcement programs with initial revenues	4	3	—	—

Revenues in the second quarter of 2014 increased $26,966,000, or 117%, to $50,076,000, as compared to $23,110,000 in the comparable prior year quarter. In the second quarter of 2014, three licensee individually accounted for 39%, 19% and 14% of revenues recognized, as compared to three licensees individually accounting for 41%, 20% and 12% of revenues recognized during the second quarter of 2013.

Cost of Revenues (in thousands):

	Three Months Ended June 30,		Change
	2014	2013	$	%

Inventor royalties	$10,694	$5,610	$5,084	91%
Contingent legal fees	7,077	4,024	3,053	76%

Second quarter 2014 total revenues, less inventor royalties expense and contingent legal fees expense was $32,305,000, or 65% of second quarter 2014 revenues, as compared to $13,476,000, or 58% of revenues in the comparable prior year quarter. The increase in total revenues, less inventor royalties and contingent legal fees expense as a percentage of total revenues was primarily due to, on average, a higher percentage of revenues recognized during the three months ended June 30, 2014 having no inventor royalty or contingent legal fee obligations and lower overall average contingent legal fee rates, as compared to the revenues recognized during the three months ended June 30, 2013.

	Three Months Ended June 30,		Change
	2014	2013	$	%

Litigation and licensing expenses - patents	$10,820	$9,918	$902	9%

Second quarter 2014 litigation and licensing expenses increased due primarily to a net increase in litigation support and third-party technical consulting expenses associated with ongoing and new licensing and enforcement programs commenced since the end of the comparable prior year quarter. We expect litigation and licensing expenses to continue to fluctuate period to period in connection with our current and future patent partnering, prosecution, licensing and enforcement activities.

	Three Months Ended June 30,		Change
	2014	2013	$	%

Amortization of patents	$15,532	$12,578	$2,954	23%

Second quarter 2014 non-cash patent amortization charges increased due to a net increase in accelerated amortization related to patent portfolio sales and terminations totaling $1,747,000 and an increase in quarterly amortization expense for patent portfolios acquired since the end of the prior year period totaling $1,212,000.

Marketing, General and Administrative Expenses (in thousands):

	Three Months Ended June 30,		Change
	2014	2013	$	%

Marketing, general and administrative expenses	$7,878	$6,916	$962	14%
Non-cash stock compensation expense - MG&A	5,303	6,268	(965)	(15)%
Total marketing, general and administrative expenses	$13,181	$13,184	$(3)	—%

Second quarter 2014 marketing, general and administrative expenses, excluding non-cash compensation expense, increased due primarily to an increase in variable performance-based compensation costs and an increase in other corporate, general and administrative costs. Non-cash stock compensation expense decreased due to forfeitures of unvested restricted stock in 2014 associated with personnel reductions during the first and second quarters of 2014.

Income Taxes:

	Three Months Ended June 30,		Change
	2014	2013	$	%

(Provision for) benefit from income taxes (in thousands)	$(4,689)	$9,050	$(13,739)	(152)%
Effective tax rate	(56)%	40%

Tax expense for the second quarter of 2014 primarily reflects the impact of foreign withholding taxes related to certain revenue agreements executed with third party licensees domiciled in foreign jurisdictions and valuation allowances recorded for foreign withholding tax credits and net operating loss related tax assets generated during the three months ended June 30, 2014.

The tax benefit for the second quarter of 2013 included the tax benefits related to the application of an estimated annual effective tax rate to the GAAP pre-tax net loss reported for the period and $1.5 million of foreign withholding tax credits related to revenue agreements executed with third party licensees domiciled in certain foreign jurisdictions.

Financial Condition (in thousands)
Summary Balance Sheet Information:

	June 30, 2014	December 31, 2013

Cash and cash equivalents and investments	$220,838	$256,702
Accounts receivable	25,185	6,341
Total assets	568,676	593,393
Accounts payable and accrued expenses	16,788	11,555
Accrued patent acquisition costs	6,000	4,000
Royalties and contingent legal fees payable	20,312	10,447
Total liabilities	46,625	31,195

Summary Cash Flow Information:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net cash provided by (used in):
Operating activities	$19,793	$1,279	$(639)	$18,104
Investing activities	(126)	(39,644)	33,189	(87,858)
Financing activities	(7,030)	(5,887)	(13,195)	(3,141)

Patent Acquisition Costs. Patent related upfront advances and scheduled milestone payments paid in the second quarter of 2014 totaled $21,109,000, $16,250,000 of which were accrued as of March 31, 2014 related to patent investments made in Q1 2014 or in previous quarters. Patent related upfront advances paid in the second quarter of 2013 totaled $2,250,000. As of June 30, 2014, accrued patent acquisition costs related to patent portfolios acquired during the second quarter of 2014 totaled $3,000,000.

Quarterly Dividends Paid. Cash outflows from financing activities for the second quarter of 2014 included a quarterly cash dividend of $0.125 per share, paid on May 30, 2014, to shareholders of record at the close of business on May 1, 2014, totaling $6,258,000. Refer to our website for IRS Form 8937 information related to the distribution announced herein and any previous distributions.

See “Business Highlights and Recent Developments” below for a summary of patent portfolio acquisitions during the current quarter.

Refer to the section below entitled “Summary Financial Information” for additional summary consolidated balance sheet, statements of operations and cash flow information as of and for the applicable periods presented.

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES
As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP, or pro forma, financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash stock compensation charges, non-cash patent amortization charges, excess benefit related non-cash tax expense and certain non-cash tax benefits, that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.
 Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense, less certain non-cash tax benefits included in tax expense. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period.
Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies period to period, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Similarly, due to the variability associated with the timing and amount of patent acquisition payments and estimates inherent in the capitalization and amortization of patent acquisition costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Management also believes that providing a non-GAAP financial measure that excludes the impact of excess benefit related non-cash tax expense and certain non-cash tax benefits included in tax expense allows investors to asses our net results and the economic impact of income taxes based largely on cash tax obligations, make more meaningful comparisons between our recurring core business net results and those of other companies period to period, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business net results.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes the impact of significant non-cash stock compensation charges, non-cash patent amortization charges, excess benefit related non-cash tax expense and certain non-cash tax benefits included in tax expense that are or may be recurring, and that may or will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization reflects the cost of certain patent portfolio acquisitions, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio acquisition costs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.
The accompanying table below provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.
______________________________________________

A conference call is scheduled for today. The Acacia Research presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial 888-455-2296 for domestic callers and 719-325-2144 for international callers, both of whom will need to enter the conference ID 2625073 when prompted. A replay of the audio presentation will be available for 30 days at 888-203-1112 for domestic callers and 719-457-0820 for international callers, both of whom will need to enter the Conference ID 2625073 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com

ABOUT ACACIA RESEARCH CORPORATION

Founded in 1993, Acacia Research Corporation (ACTG) is the industry leader in patent licensing. An intermediary in the patent marketplace, Acacia partners with inventors and patent owners to unlock the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the effect of the global economic downturn on technology companies, the ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general and general economic conditions.  Our Annual

Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenues	$50,076	$23,110	$62,654	$99,971
Operating costs and expenses:
Cost of revenues:
Inventor royalties	10,694	5,610	11,645	24,091
Contingent legal fees	7,077	4,024	8,604	19,056
Litigation and licensing expenses - patents	10,820	9,918	19,814	19,566
Amortization of patents	15,532	12,578	30,004	24,308
Marketing, general and administrative expenses (including non-cash stock compensation expense of $5,303 and $10,068 for the three and six months ended June 30, 2014, and $6,268 and $11,426 for the three and six months ended June 30, 2013)	13,181	13,184	24,874	27,035
Research, consulting and other expenses - business development	1,003	726	1,995	1,750
Total operating costs and expenses	58,307	46,040	96,936	115,806
Operating loss	(8,231)	(22,930)	(34,282)	(15,835)

Total other income (expense)	(196)	400	(87)	1,690
Loss before benefit from (provision for) income taxes	(8,427)	(22,530)	(34,369)	(14,145)
(Provision for) benefit from income taxes	(4,689)	9,050	(3,317)	5,778
Net loss including noncontrolling interests in operating subsidiaries	(13,116)	(13,480)	(37,686)	(8,367)
Net loss attributable to noncontrolling interests in operating subsidiaries	167	977	316	977
Net loss attributable to Acacia Research Corporation	$(12,949)	$(12,503)	$(37,370)	$(7,390)

Net loss attributable to common stockholders - basic	$(13,154)	$(12,638)	$(37,781)	$(7,525)
Net loss attributable to common stockholders - diluted	$(13,154)	$(12,638)	$(37,781)	$(7,525)

Basic loss per common share	$(0.27)	$(0.26)	$(0.78)	$(0.16)
Diluted loss per common share	$(0.27)	$(0.26)	$(0.78)	$(0.16)

Weighted average number of shares outstanding, basic	48,543,334	48,008,998	48,436,946	47,934,810
Weighted average number of shares outstanding, diluted	48,543,334	48,008,998	48,436,946	47,934,810

Reconciliation of GAAP Net Loss and EPS to Non-GAAP Net Income (Loss) and EPS
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

GAAP net loss	$(12,949)	$(12,503)	$(37,370)	$(7,390)

Non-cash stock compensation	5,303	6,268	10,068	11,426
Non-cash patent amortization	15,532	12,578	30,004	24,308
Non-cash tax benefits	—	(9,050)	—	(5,778)

Pro forma non-GAAP net income (loss)	$7,886	$(2,707)	$2,702	$22,566

Pro forma non-GAAP net earnings (loss) per common share - diluted	$0.16	$(0.06)	$0.05	$0.46

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$146,040	$126,685
Short-term investments	74,798	130,017
Accounts receivable	25,185	6,341
Deferred income tax	3,139	3,139
Prepaid expenses and other current assets	5,790	7,546
Total current assets	254,952	273,728

Property and equipment, net of accumulated depreciation and amortization	701	766
Patents, net of accumulated amortization	282,524	288,432
Goodwill	30,149	30,149
Other assets	350	318
	$568,676	$593,393

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$16,788	$11,555
Accrued patent investment costs	6,000	4,000
Royalties and contingent legal fees payable	20,312	10,447
Total current liabilities	43,100	26,002

Deferred income taxes	3,206	4,874
Other liabilities	319	319
Total liabilities	46,625	31,195
Total stockholders’ equity	522,051	562,198
	$568,676	$593,393

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net loss including noncontrolling interests in operating subsidiaries	$(13,116)	$(13,480)	$(37,686)	$(8,367)
Adjustments to reconcile net loss including noncontrolling interests in operating subsidiaries to net cash provided by (used in) operating activities:
Depreciation and amortization	15,614	12,631	30,166	24,405
Non-cash stock compensation	5,303	6,268	10,068	11,426
Excess tax benefits from stock-based compensation	—	(138)	—	(847)
Changes in assets and liabilities:
Accounts receivable	(11,645)	28,570	(18,844)	(6,938)
Prepaid expenses and other assets	1,786	(4,202)	1,724	(5,863)
Accounts payable and accrued expenses	4,996	(1,068)	5,736	7,362
Royalties and contingent legal fees payable	16,417	(16,750)	9,865	7,478
Deferred taxes, net	438	(10,552)	(1,668)	(10,552)

Net cash provided by (used in) operating activities	19,793	1,279	(639)	18,104

Cash flows from investing activities:
Purchases of property and equipment	(1)	(124)	(97)	(365)
Purchase of available-for-sale investments	(19,125)	(77,817)	(33,359)	(175,042)
Maturities and sales of available-for-sale investments	40,109	40,547	88,741	93,809
Investments in patents/ patent rights	(21,109)	(2,250)	(22,096)	(6,260)

Net cash provided by (used) in investing activities	(126)	(39,644)	33,189	(87,858)

Cash flows from financing activities:
Dividends paid to shareholders	(6,258)	(6,149)	(12,513)	(6,149)
Distributions to noncontrolling interests in operating subsidiary	(867)	—	(867)	—
Contributions from noncontrolling interests in operating subsidiary	—	—	—	1,920
Excess tax benefits from stock-based compensation	—	138	—	847
Proceeds from exercises of stock options	95	124	185	241

Net cash used in financing activities	(7,030)	(5,887)	(13,195)	(3,141)

Increase (decrease) in cash and cash equivalents	12,637	(44,252)	19,355	(72,895)

Cash and cash equivalents, beginning	133,403	193,161	126,685	221,804

Cash and cash equivalents, ending	$146,040	$148,909	$146,040	$148,909

Business Highlights and Recent Developments(2)

Business highlights of the second quarter of 2014 and recent developments include the following:

Revenues for the three months ended June 30, 2014 included fees from the following technology licensing and enforcement programs:

•	DMT technology	•	Online newsletters with links technology
•	Broadband Communications technology	•	Radio Frequency Modulation technology*
•	Gas Modulation Control Systems technology	•	Reflective and Radiant Barrier Insulation technology
•	Innovative Display technology*	•	Speech codes used in wireless and wireline systems technology*
•	Location Based Services technology	•	Suture Anchors technology
•	Mobile Computer Synchronization technology	•	Telematics technology
•	Multi-Display Content Delivery and Data Aggregation technology*	•	Wireless Data Synchronization & Data Transfer technology
•	Online Auction Guarantee technology	•	Wireless Location Based Services technology
________________________________________

*	Initial revenues recognized during the three months ended June 30, 2014.

•	Acacia Research Group LLC entered into a patent rights agreement with RPX Corporation.

•
Bonutti Skeletal Innovations LLC entered into a settlement and patent license agreement with ConMed Corporation and Linvatec Corporation. The agreement resolved litigation that was pending in the United States District Court for the Middle District of Florida.

•
Innovative Display Technologies LLC entered into a settlement and patent license agreement with Garmin International, Inc. The agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas.

•
Online News Link LLC entered into a settlement and patent license agreement with Wayfair LLC. The agreement resolved litigation that was pending in the United States District Court for the District of Delaware.

•	Saint Lawrence Communications LLC entered into three royalty-bearing patent license agreements with CounterPath Corporation, Dialogic Inc., and Mad Catz Interactive, Inc.

•
Saint Lawrence Communications LLC entered into a settlement and patent license agreement with Samsung Electronics Co. Ltd. The agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas.

•
SmartPhone Technologies LLC entered into a settlement agreement with Huawei Device Co., Ltd. This agreement resolved patent litigation that was pending in the United States District Court for the Eastern District of Texas, Case Nos. 6:12-cv-00245 and 6:14-cv-00146, and in German District Court for the District of Dusseldorf, Claim No. 4a O 195/12.

•
SmartPhone Technologies LLC entered into a settlement agreement with ZTE Corporation and ZTE (USA) Inc. This agreement resolved patent litigation that was pending in the United States District Court for the Eastern District of Texas, Case Nos. 6:12-cv-00350 and 6:14-cv-147, and in German District Court for the District of Dusseldorf, Claim No. 4a O 196/12.

•	Patent and patent rights partnering and acquisition activities in the second quarter of 2014, included the following:

•
In April 2014, we partnered with a leading semiconductor company on patents related to high speed digital display interface technology used in industry standards such as DisplayPort and DisplayPort-related technologies and also MIPI DSI. DisplayPort is widely deployed in today’s PCs, laptops, tablets, monitors while DisplayPort-related technologies and MIPI DSI are used in smart phones and other consumer electronic devices with smaller displays.

•
In June 2014, we announced that Renesas Electronics Corporation, a premier supplier of advanced semiconductor solutions, and Acacia have agreed to a new phase in their strategic patent licensing alliance. Pursuant to this new agreement, Acacia Research Corporation will receive broad and lengthy access to the worldwide patent portfolio of Renesas Electronics.

_______________________
(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries.  All intellectual property acquisition, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.

(2) Acacia Research Group LLC, Bonutti Skeletal Innovations LLC, Innovative Display Technologies LLC, Online News Link LLC, Saint Lawrence Communications LLC, and SmartPhone Technologies LLC are wholly and majority-owned operating subsidiaries of Acacia Research Corporation.